Exhibit 99.1

For Immediate Release

Carrier Announces Agreement to Sell Commercial and Residential Fire Business to an Affiliate of Lone Star Funds for $3 Billion

PALM BEACH GARDENS, Fla., August 15, 2024 – Carrier Global Corporation (NYSE: CARR), global leader in intelligent climate and energy solutions, entered into a definitive agreement today to sell its Commercial and Residential Fire business to an affiliate of Lone Star Funds for an enterprise value of $3 billion.
“The sale of our Commercial and Residential Fire business marks a defining step in our planned business exits critical to our transformational journey to becoming a focused, agile, higher-growth, pure-play company dedicated to creating a more sustainable world for generations to come,” said Carrier Chairman & CEO David Gitlin. “I am so proud of what our deal and business teams have accomplished. We now have executed deals on all our divestitures, all signed within about a year of announcement, with a combined value of over $10 billion, representing a mid-teens EBITDA multiple in aggregate. This reflects tremendous dedication by so many, and I could not be more appreciative of our team’s tireless efforts and great work.”
The sale announced today marks a critical milestone in Carrier’s portfolio transformation, following the acquisition of Viessmann Climate Solutions in January and the successful divestitures of its Industrial Fire and Global Access Solutions businesses. The Commercial Refrigeration sale is on track to close around the end of the third quarter. Closing of the Commercial and Residential Fire business is expected by the end of 2024, subject to regulatory approvals and customary closing conditions.

Following the acquisition of Viessmann Climate Solutions, Carrier has reduced its net debt by over $5 billion through the repayment of outstanding term loans and notes, including last week’s successful tender for additional outstanding debt. As a result of significant de-leveraging this year, and consistent with prior messaging, Carrier expects to redeploy the estimated $2.2 billion in net proceeds from the transaction towards share repurchases.
Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are serving as financial advisor to Carrier. Paul, Weiss, Rifkind, Wharton & Garrison LLP and Linklaters LLP are providing external legal counsel.

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About Carrier
Carrier Global Corporation, global leader in intelligent climate and energy solutions, is committed to creating solutions that matter for people and our planet for generations to come. From the beginning, we’ve led in inventing new technologies and entirely new industries. Today, we continue to lead because we have a world-class, diverse workforce that puts the customer at the center of everything we do. For more information, visit www.corporate.carrier.com or follow Carrier on social media at @Carrier.

About Lone Star
Lone Star is a leading private equity firm advising funds that invest globally in corporate equity, credit, real estate and other financial assets. Since the establishment of its first fund in 1995, Lone Star has organized 24 private equity funds with aggregate capital commitments totaling approximately $92 billion. The firm organizes its funds in three series: the Opportunity Fund series; the Commercial Real Estate Fund series; and the U.S. Residential Mortgage Fund series. Lone Star invests on behalf of its limited partners, which include institutional investors such as pension funds and sovereign wealth funds, as well as foundations and endowments that support medical research, higher education, and other philanthropic causes. For more information regarding Lone Star Funds, go to www.lonestarfunds.com.

Cautionary Statement

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. These forward-looking statements are intended to provide management’s current expectations or plans for Carrier’s future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “scenario” and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to the sale of our industrial fire business, expected uses of the net proceeds therefrom, strategies or transactions of Carrier, Carrier’s plans with respect to its indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Carrier’s reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

CARR-IR

Contact:

Investor Relations
Sam Pearlstein
561-365-2251
Sam.Pearlstein@Carrier.com

Media Inquiries
Rob Six
561-281-2362
Robert.Six@Carrier.com